                       PARENT GUARANTOR GUARANTY AGREEMENT

          THIS PARENT GUARANTOR GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of February 28, 2006 is made by AIRCASTLE INVESTMENT
LIMITED (the "Guarantor") to JPMORGAN CHASE BANK, N.A., as Agent (the "Agent")
for each of the lenders from time to time parties to the Credit Agreement (the
"Lenders" and collectively with the Agent and each other holder of an Obligation
(as hereinafter defined) the "Guaranteed Parties"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

          WHEREAS, the Agent and the Lenders have agreed to provide a revolving credit facility to certain Holdings Subsidiary Trusts and Holdings SPCs designated as Borrowing Affiliates (such Borrowing Affiliates are referred to hereinafter individually as a "Borrower" and collectively as the "Borrowers")
pursuant to that certain Credit Agreement dated as of February, 2006 among the
Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

          WHEREAS, each Borrower is a trust or corporation that holds title to
Aircraft; and

          WHEREAS, the Guarantor is the indirect owner of the stock of a
Borrower; and

          WHEREAS, the Guarantor will materially benefit from the Loans to be made under the Credit Agreement and the Guarantor is willing to enter into this
Guaranty to provide an inducement for the Lenders to make loans and advances under the Credit Agreement; and

          WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of each Parent Guarantor to guarantee the Obligations of the Borrowers under the Credit Agreement; and

          WHEREAS, as a condition to making and continuing to make Loans under the Credit Agreement, the Guarantor is required to guarantee to the Guaranteed
Parties payment of the Obligations in accordance with the terms of this
Agreement; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Guarantor hereby agrees as follows:

          1. GUARANTY. The Guarantor hereby unconditionally, absolutely, directly, primarily and irrevocably guarantees to the Guaranteed Parties the timely and complete payment and performance in full of the Obligations (as defined below). For all purposes of this Agreement, "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Bermuda Holding 2 Ltd., AI 3 Ltd.
or any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Bermuda Holding 2 Ltd., AI 3 Ltd. or any Borrower to the Agent or
to any Lender (or in the case of Rate Hedging Obligations, any affiliate of any
Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement (after giving effect to the provisions of
Section 4.6 thereof as applicable to the Borrowers), any other Loan Document, any Rate Hedging Obligation entered into with any Lender or any affiliate of any
Lender or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity) or to any
Lender that are required to be paid by Bermuda Holding 2 Ltd., AI 3 Ltd. or any
Borrower pursuant thereto) or otherwise. Anything herein or in any other Loan
Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors. The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the
Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder.

          2. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement or any other Loan Document or any other guaranty of the Obligations, and shall not be affected by any action taken under the Credit Agreement or any other Loan Document, any other guaranty of the
Obligations, or any other agreement between the Guaranteed Parties and any
Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Obligations, or by the release or other disposal of any security for any of the Obligations, or by the dissolution of any Borrower or the combination or consolidation of any Borrower into or with another entity or any transfer or disposition of any assets of any Borrower or by any extension or renewal of the Credit Agreement or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement or any other Loan Document, any other guaranty of the Obligations, or any other agreement between the Secured Parties and any
Credit Borrower or any other Person, or by any other circumstance whatsoever
(with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

          3. CURRENCY AND FUNDS OF PAYMENT; WITHHOLDING. The Guarantor hereby guarantees that the Obligations will be paid in lawful currency of the United
States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a Non-USD Currency (as hereinafter defined) for U.S.
Dollars or the remittance of funds outside of such jurisdiction or the unavailability of U.S. Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A),
(B) or (C) above (in each of the cases contemplated in clauses (A) through (D)
above, to the extent occurring or existing on or at any time after the date of this Guaranty), or the rights of the Guaranteed Parties with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the
Obligations. The Guarantor shall make all payments at the Agent's address for payment set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor. All payments made or to be made by the
Guarantor under this Guaranty shall be made free and clear of, and without deduction for, any present or future withholdings in respect of Taxes save for such withholdings in respect of Taxes as may be required to be made from such payments by any law, regulation or practice. If any such withholding is required to be made, the Guarantor shall (i) pay the full amount required to be withheld to the relevant taxation or other Governmental Authority within the time allowed for such payment under applicable law, and then deliver to the other party hereto within 30 days after it has made such payment an original receipt (or certified copy thereof) issued by such Governmental Authority evidencing payment thereof (or other evidence of payment reasonably satisfactory to such other party) and (ii) increase the amount to be paid to the other party hereto to ensure that such other party receives and retains a sum equal to the sum which it would have received and so retained, had no such withholding been made or required to be made.

          4. SUITS. At the election of the Guaranteed Parties, one or more and successive or concurrent suits may be brought hereon against the Guarantor by any of the Guaranteed Parties, whether or not suit has been commenced against any Borrower, any other guarantor of the Obligations, or any other Person and whether or not the Guaranteed Parties have taken or failed to take any other action to collect all or any portion of the Obligations or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Obligations.

          5. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Secured Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any Borrower or any Credit Party or any
Guaranteed Party, including but not limited to any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any
Borrower or its assets or any resulting release or discharge of any Obligation, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter any Guaranteed
Party employs counsel for advice or other representation to enforce the
Guarantor's Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor to the
Agent, for the benefit of the Guaranteed Parties, on demand.

          6. WAIVER; SUBROGATION.

     (a) The Guarantor hereby waives notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders'
heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any
Borrower, whether pursuant to the Credit Agreement or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Guaranteed Parties or any Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement or any other Loan Documents; (iv)
presentment, demand, default, non-payment, partial payment, protest, promptness and diligence; (v) any Guaranteed Party heretofore, now or at any time hereafter granting to any Borrower (or any other party liable to the Lenders on account of the Obligations) or to any other guarantor any indulgence or extensions of time of payment of the Obligations; and (vi) any Guaranteed Party heretofore, now or at any time hereafter accepting from any Borrower, any other guarantor of the
Obligations or any other Person, any partial payment or payments on account of the Obligations or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. The
Guarantor agrees that each Guaranteed Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Guaranteed Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from its obligations hereunder, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) The Guarantor hereby expressly waives any right it may have to require any Guaranteed Party, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other guarantor of the Obligations, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by any Borrower, or any other Person on account of the Obligations, or any guaranty thereof. Neither the
Agent nor any other Guaranteed Party shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's obligations hereunder shall in no way be impaired, affected, reduced, or released by reason of any Guaranteed Party's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 7.

     (c) The Guarantor further agrees with respect to this Guaranty that the
Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Obligations until the Stated
Termination Date and payment in full of the Obligations.

          7. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date hereof and shall continue in full force and effect until the Stated Termination Date and payment in full of the Obligations. This
Guaranty Agreement shall be binding upon and inure to the benefit of the
Guarantor, the Guaranteed Parties and their respective successors and assigns.
Notwithstanding the foregoing, the Guarantor may not, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Secured Parties may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by any Secured Party by written notice directed to the Guarantor.

          8. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Agent for the benefit of the Guaranteed Parties that:

     (a) Organization and Authority.

          1. The Guarantor is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

          2. The Guarantor (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a
     Material Adverse Effect;

          3. The Guarantor has the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

          4. When executed and delivered, each of the Loan Documents to which the Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Guarantor, enforceable against the
     Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

     (b) Loan Documents. The execution, delivery and performance by the
Guarantor of the Loan Documents to which it is a party:

          1. have been duly authorized by all requisite Organizational Action of the Guarantor required for the lawful execution, delivery and performance thereof;

          2. do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental

     Authority or arbitral authority binding on the Guarantor or its respective properties, or (iii) the Organizational Documents of the Guarantor;

          3. does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which the Guarantor is a party, or by which the properties or assets of the Guarantor are bound; and

          4. does not and will not result in the creation or imposition of any
     Lien upon any of the properties or assets of the Guarantor except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

     (d) Solvency. At the time of each Loan to a Borrower, the Guarantor is
Solvent after giving effect to the transactions contemplated by the Loan
Documents;

     (e) Subsidiaries and Stockholders. The Guarantor (i) owns 100% of the beneficial interest of each of its direct Subsidiaries and (ii) does not have any direct Subsidiaries other than those included in the Pledged Interests and listed on Schedule 8(e), as such schedule shall be updated from time to time and delivered to the Agent, including upon the creation of a new direct Subsidiary of the Parent pursuant to Section 7.16 of the Credit Agreement;

     (f) Liens. The Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens (as defined below)) on all
Parent Guarantor Collateral pledged by the Parent Guarantors under the Security
Instruments;

     (g) Taxes. Except as set forth in Schedule 8(g), the Guarantor has filed or caused to be filed all federal, state, local and foreign Tax returns in each case that are required to be filed by it and that, the failure to file, would have a Material Adverse Effect (individually or in the aggregate) and, except for Taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves in accordance with
GAAP reflected in the financial statements most recently delivered pursuant to
Section 7.1 of the Credit Agreement and satisfactory to the Guarantor's independent certified public accountants have been established, have paid or caused to be paid all Taxes as shown on said returns or on any assessment received by it, to the extent that such Taxes have become due;

     (i) Litigation. Except as set forth in Schedule 8(i), there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Guarantor, threatened by or against the Guarantor or affecting the Guarantor or any properties or rights of the Guarantor, which (i) is not covered by insurance and (ii) could reasonably be likely to have a Material
Adverse Effect;

     (j) Investment Company. The Guarantor is not an "investment company," or
"promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80a-1, et seq.). The performance by the Guarantor of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange
Commission thereunder, in each case as in effect on the date hereof;

     (k) No Consents, Etc. Neither the respective businesses or properties of the Guarantor, nor any relationship among the Guarantor and the other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Guarantor as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material
Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     (l) Employee Benefit Plans.

          1. The Guarantor has not, nor has any of its Subsidiaries ever sponsored any Single Employer Plan or any Multiemployer Plan, or had any
     obligation to fund any such plan;

          2. Neither the Guarantor nor any ERISA Affiliate has incurred any
     "accumulated funding deficiency" within the meaning of Section 412 of the
     Code or Section 302 of ERISA with respect to any Single Employer Plan, whether or not waived, during the six-year period prior to the date on which this representation is made or deemed made or any other liability to the PBGC which remains outstanding, in each case, in an amount that would be reasonably likely to have a Material Adverse Effect;

          3. No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan or
     Multiemployer Plan, neither the Guarantor nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer
     Plan that, in each case, could be reasonably expected to have a Material
     Adverse Effect; and

          4. The present value of all accrued benefits under each Single
     Employer Plan (based on those assumptions used to fund such Single Employer
     Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount;

     (k) Financial Condition. The audited consolidated financial statements of the Parent and its Subsidiaries dated December 31, 2004 and the unaudited consolidated financial statements of the Parent and its Subsidiaries dated
September 30, 2005, copies of each of which have been furnished to each Lender on or before the Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial position of the Parent and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither the Parent nor any of its
Subsidiaries had, to the knowledge of the Guarantor, as at the date of the most recent balance

sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long term lease or unusual forward or long term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the
Guarantor, has any reasonable likelihood of resulting in a material cost or loss. Since September 30, 2005 there has been no development or event which has had a Material Adverse Effect.

     The Guarantor agrees that the foregoing representations and warranties shall be (a) true, correct and complete in all material respects when made or deemed to have been made and (b) made or deemed made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date (unless such representation and warranties refers to a different date, in which case such representation and warranties shall be made on and/or as of such different date).

          9. AFFIRMATIVE COVENANTS. Unless the Required Lenders shall otherwise consent in writing, the Parent will, and will cause each Parent Guarantor to:

          (a) Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10(e), do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which failure to so maintain would have a Material Adverse
     Effect;

          (b) Regulations and Taxes. Comply with or contest in good faith all statutes and governmental regulations and timely pay all Taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a
     Permitted Lien against any of its properties, unless such Lien could not reasonably be expected to have a Material Adverse Effect;

          (c) True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by
     GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

          (d) Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any corporate book or financial report of the Guarantor and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants; all at reasonable times, at reasonable intervals and with reasonable prior notice;
     provided that upon an Event of Default such access shall be at any time;

          (e) Observe all Laws. Conform to and duly observe all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business unless the failure to so conform or observe would not have a Material Adverse Effect;

          (f) Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities of which the failure to so obtain and maintain would have a Material Adverse
     Effect and as contemplated by the Loan Documents;

          (g) Cash Distributions by Subsidiaries. The Parent shall cause each of its Subsidiaries to transfer any cash held in a lockbox account to secure such Subsidiary's obligations (other than Obligations) to an account of the
     Parent or any Subsidiary that is subject to an Account Control Agreement within 10 days after such Subsidiary is otherwise permitted to do so under the terms of the agreements governing such obligations.

          (h) Officer's Knowledge of Default. Upon any officer of the Guarantor obtaining knowledge of any Default or Event of Default under the Credit
     Agreement or any other obligation of any Parent Guarantor, Borrower or any
     Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse
     Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Parent Guarantor, Borrower or such Subsidiary or other
     Credit Party proposes to take with respect thereto;

          (i) Suits or Other Proceedings. Upon any officer of the Guarantor or any other Parent Guarantor or Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Parent Guarantor, Borrower or any Subsidiary or other Credit Party, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of any Parent Guarantor, Borrower or any Subsidiary or other
     Credit Party, making a claim or claims in an aggregate amount greater than
     $5,000,000 exclusive of punitive damages, not otherwise covered by insurance or that would be reasonably expected to have a Material Adverse
     Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process; and

          (j) Employee Benefit Plans. Without limiting the generality of Section
     10(g) with reasonable promptness, and in any event within thirty (30) days after the Guarantor knows or has reason to know thereof, give notice to the
     Agent of (a) the establishment of any Single Employer Plan (which notice shall include a copy of such plan), (b) the failure of the Guarantor or any
     ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; (c) the occurrence of a Termination Event with respect to any Single Employer Plan or
     Multiemployer Plan; and (d) the institution of proceedings or the taking of any other action by the PBGC or the Guarantor or any ERISA Affiliate or any
     Multiemployer Plan with respect to the withdrawal from, or the termination,
     Reorganization or Insolvency of, any Multiemployer Plan.

          10. NEGATIVE COVENANTS. Unless the Required Lenders shall otherwise consent in writing:

          (a) Liens. The Parent will not, and will not permit any Subsidiary to incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Guarantor except the following ("Permitted Liens"):

          1. Liens created under the Security Instruments in favor of the Agent and the Lenders;

          2. Liens set forth in Schedule 10(a);

          3. Liens imposed by law for Taxes (A) not yet due or (B) which are being contested in good faith by appropriate proceedings diligently conducted, if, with respect to each Lien described in this clause (B)
     unless such Lien could not reasonably be expected to have a Material
     Adverse Effect, adequate reserves with respect thereto are maintained on the books of the Parent and/or its Subsidiaries in accordance with GAAP;

          4. Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect;

          5. statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the Liens conferred under the Security
     Instruments or with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          6. Liens securing Indebtedness described in Section 8.4(b) of the
     Credit Agreement;

          7. Liens securing Indebtedness described in Section 10(b)5 so long as such Liens are limited to the assets and property of, and the ownership interests in, the Subsidiaries of the Parent Guarantor referred to therein;
     and

          8. "Permitted Liens" as defined in the Credit Agreement and as defined in each of the AI 2 Credit Agreement and the Bermuda Holding 1/AI 1 Credit
     Agreement or substantially similar Liens permitted under the terms of any agreement pursuant to which a Subsidiary incurs Non-Recourse Indebtedness described in Section 10(b)5, so long as such Liens are limited to the assets and property of a Subsidiary of a Parent Guarantor financed by such
     Non-Recourse Indebtedness;

          9. cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                                       10

          10. easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business;

          11. liens in respect of repurchase obligations entered into in the ordinary course of business;

          12. additional Liens securing Indebtedness in an aggregate amount not exceeding $1,000,000; and

          13. liens in respect of any interest or title of a lessor under any real estate lease entered into by the Parent or any of its Subsidiaries in the ordinary course of its business and covering any furniture, fixtures or other personal property located at the property so leased and any cash deposit which may be required to be provided to the landlord

     (b) Indebtedness. The Parent will not, and will not permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

          1. Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, the Credit Agreement, any
     Note or other Loan Document;

          2. the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          3. Indebtedness arising from swap, hedge or other derivative arrangements entered into in the ordinary course of business;

          4. Contingent Obligations of any Parent Guarantor in support of (a)
     any Subsidiary in connection with the lease of any aircraft-related asset pursuant to which such Subsidiary is the lessor, (b) any Subsidiary in connection with any purchase of any aircraft-related asset pursuant to which such Subsidiary is the seller or purchaser, (c) any obligations of any Borrower, any "Guarantor" (as defined in the Credit Agreement) or
     Parent Guarantor or (d) any Indebtedness described in Sections 10(b)3 or
     10(b)6;

          5. Non-Recourse Indebtedness incurred by any Subsidiary of a Parent
     Guarantor (that is not itself a Parent Guarantor) to finance or refinance the acquisition of, or improvement to, or conversion of, any aircraft-related assets in an aggregate principal amount outstanding at any time not greater than 100% of the depreciated book value of such aircraft-related assets (including, without limitation, any improvement thereto and expenses related thereto);

          6. Repurchase obligations entered into in the ordinary course of business;

          7. Indebtedness under or in respect of the AI 2 Credit Agreement, the
     Bermuda Holding I/AI 1 Credit Agreement or any Indebtedness set forth on
     Schedule 10(b)7;

                                       11

          8. Indebtedness of any Borrower, any "Guarantor" (as defined in the
     Credit Agreement) or any Parent Guarantor to any Borrower, any such
     "Guarantor" or any Parent Guarantor;

          9. Indebtedness of a Subsidiary incurred in the ordinary course of business under any lease of any Aircraft or Engine pursuant to which such
     Subsidiary is the lessor;

          10. Contingent Obligation of a Subsidiary that is not a Parent
     Guarantor in support of Indebtedness described in Section 10(b)5 of any of the Subsidiaries of the Parent Guarantor referred to therein; and

          11. additional Indebtedness of the Parent and its Subsidiaries up to
     but not exceeding $1,000,000 at any one time outstanding.

          (c) Transfer of Assets. The Parent will not, and will not permit any other Parent Guarantor to sell, lease, transfer or otherwise dispose of any
     Securitization Interest or other Parent Guarantor Collateral pledged by it to any Person which is not a Guarantor, a Parent Guarantor or a Borrower, unless such sale, lease, transfer or disposition is for cash or Cash
     Equivalents and upon fair and reasonable terms no less favorable to the
     Parent or the Parent Guarantor, as applicable, than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

          (d) Subsidiaries; Investments. The Guarantor will not, and will not permit any Subsidiary to make any Investments in any Person that is an
     Affiliate of the Parent but is not a Subsidiary of the Parent (a
     "Restricted Investment");

          (e) Merger or Consolidation. The Guarantor will not, and will not permit any other Parent Guarantor to (i) Consolidate with or merge into any other Person, (ii) permit any other Person to merge into it, or (iii) in the case of the Parent only, liquidate, wind-up or dissolve; unless, in the case of clauses (i) and (ii), the surviving entity, by a written instrument, assumes the obligations of the applicable Parent Guarantor;

          (f) Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of such
     Person which is not a Borrower, a Guarantor (as defined in the Credit
     Agreement) or a Parent Guarantor, except (a) that such Affiliate may render services to any Borrower, any Guarantor (as defined in the Credit
     Agreement) or any Parent Guarantor for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that any Borrower, any Guarantor (as defined in the Credit Agreement) or any other Parent Guarantor may render services to such Affiliate for compensation at the same rates generally charged by such Person, (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of such Person's business consistent with past practice of such Person and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

                                       12

          (g) Employee Benefit Plans; ERISA Affiliates; Employees. The Guarantor
     will not, and will not permit any Subsidiary to sponsor any Employee
     Benefit Plan or any Multiemployer Plan or agree to have any obligation to fund any such plan, or hire or retain any employee other than officers thereof;

          (h) Fiscal Year. The Guarantor will not, and will not permit any other
     Parent Guarantor to change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

          (i) Negative Pledge Clauses. The Guarantor will not, and will not permit any Parent Guarantor to enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement, the Credit Agreement or any other Loan
     Documents which prohibits or limits the ability of the Guarantor or such other Parent Guarantor to create, incur, assume or suffer to exist any Lien of any Security Instruments;

          (j) Partnerships. The Guarantor will not, and will not permit any
     Parent Guarantor to become a general partner in any general or limited partnership;

          (k) Bank Accounts. The Guarantor will not, and will not permit any
     Subsidiary to open or allow to exist any bank accounts for which the aggregate average daily balance during any calendar month, together with any bank accounts of the Guarantor and the other Parent Guarantors not subject to a Security Interest as provided below, will be in excess of
     $500,000 unless the Agent is granted a Security Interest in such account by subjecting such account to an Account Control Agreement (subject to Section
     11.17 of the Credit Agreement); provided that this provision shall not apply to any bank account maintained by any Subsidiary of the Guarantor on which a Lien is granted to secure Indebtedness permitted by Section 10(b)5, so long as such Subsidiary is the obligor of such Indebtedness.

          (l) Capital Call. The Guarantor will not, and will not permit any
     Subsidiary to reduce or otherwise alter the $100,000,000 Capital Call, other than to reduce such the amount of stock available to be purchased by amounts previously purchased thereunder; provided that the Parent may completely or partially release the $100,000,000 Capital Call simultaneously with the closing of any equity issuance by the Parent in an amount equal to the net proceeds of such equity issuance; or

          (m) Restricted Payments. The Guarantor will not, and will not permit any Subsidiary to declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Parent Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof or make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of any Subsidiary (collectively,
     "Restricted Payments"), except that:

          (i) any Subsidiary may make Restricted Payments to the Parent or any other Parent Guarantor; and

                                       13

          (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto, the Parent may make Restricted Payments as follows:

               (A) at any time prior to the consummation of a Parent IPO, in an amount in the aggregate from and after December 31, 2005 not to exceed
          Consolidated Net Income from and after December 31, 2005 plus
          $25,000,000; provided that at the time of and after giving effect to such Restricted Payment, Consolidated Net Worth is at least
          $470,000,000; and

               (B) at any time after the consummation of a Parent IPO, in an amount to be determined by the Parent.

          (n) Clauses Restricting Restricted Payments. The Guarantor will not, and will not permit any other Parent Guarantor to enter into or suffer to exist or become effective any consensual encumbrance or restriction on its ability to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent or any other Parent Guarantor or (b) make loans or advances to, or other
     Investments in, a Subsidiary that is a Parent Guarantor, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents

          (o) Consolidated Net Worth. The Parent will not permit Consolidated
     Net Worth at any time after the completion of a Parent IPO to be less than
     $500,000,000.

          11. EXPENSES. The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent or any Guaranteed Party in connection with the enforcement of this Guaranty
Agreement.

          12. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty
Agreement is rescinded or must be restored for any reason.

          13. ATTORNEY-IN-FACT. The Guarantor hereby appoints the Agent as the
Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the
Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the
Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

          14. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Guaranteed
Parties, and all obligations of the Guarantor hereunder, shall be absolute and unconditional irrespective of:

          1. any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

                                       14

          2. any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

          3. any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          4. any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the
     Obligations or of this Agreement.

          15. RELIANCE. The Guarantor represents and warrants to the Agent, for the benefit of the Guaranteed Parties, that: (a) the Guarantor has adequate means to obtain from each Borrower, on a continuing basis, information concerning such Borrower and such Borrower's financial condition and affairs and has full and complete access to each Borrower's books and records; (b) the
Guarantor is not relying on any Guaranteed Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c)
the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this
Guaranty; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of each Borrower and each Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on any
Guaranteed Party, its or their employees, agents or representatives, for any information whatsoever concerning any Borrower or any Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning any
Borrower or any Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

          16. DEFINITIONS. All terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

          17. ENTIRE AGREEMENT. This Guaranty Agreement, together with the
Credit Agreement and the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

                                       15

          18. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the
terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Guarantor shall not be permitted to assign this Agreement or any interest herein. All references herein to the Agent shall include any successor thereof, each Lender and any other obliges from time to time of the Obligations.

          19. HEDGING AREEMENTS. All obligations of any Borrower under Hedging
Agreements to any Lender or any affiliate of a Lender shall be deemed to be
Obligations secured hereby (in each case unless otherwise agreed in writing by such Lender or affiliate of such Lender), and each Lender or affiliate of a
Lender party to any such Hedging Agreement shall be deemed to be a Guaranteed
Party hereunder.

          20. SEVERABILITY. In case any Lien, security interest or other right of any Guaranteed Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

          21. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

          22. INDEMNIFICATION. Without limitation of Section 11.9 of the Credit
Agreement or any other indemnification provision in any Loan Document, the
Guarantor hereby covenants and agrees to pay, indemnify, and hold the Guaranteed
Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this
Guaranty Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Guarantor has incurred any Obligations (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Guarantor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Guaranteed Party. The agreements in this subsection shall survive repayment of all Obligations, termination or expiration of this Guaranty Agreement and occurrence of the
Stated Termination Date.

          23. TERMINATION. This Guaranty Agreement shall terminate on the Stated
Termination Date, provided that the Loans and all other Obligations shall have been paid in full.

          24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrowers pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the
Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Guarantor's obligations pursuant to the terms hereof. No failure
or

                                       16

delay by the Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          25. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantor, at the address of the Borrowers indicated in Section 11.2 of the Credit Agreement and (b) with respect to the
Agent or a Lender, at the Agent's address indicated in Section 11.2 of the
Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

          26. GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

     (b) THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT
ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND
THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL
COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF
AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES
ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO
THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS
GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH
SUIT, ACTION OR PROCEEDING.

     (c) THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL
SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY
SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE
PREPAID) TO THE GUARANTOR AT THE ADDRESS SET FORTH BELOW, OR BY ANY OTHER METHOD
OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW
YORK.

               TO GUARANTOR
               C/O AIRCASTLE ADVISOR LLC
               300 FIRST STAMFORD PLACE - FIFTH FLOOR
               STAMFORD, CT 06902
               ATTN: LEASE MANAGEMENT
               E-MAIL: LEASEMANAGEMENT@AIRCASTLEINV.COM
               FACSIMILE NUMBER: (917) 591-9106
               CONFIRMATION NUMBER: (203) 504-1020

                                       17

     (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE
AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY
OTHER JURISDICTION. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH
JURISDICTION, THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF
ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR
PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR
HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE
AVAILABLE TO IT.

     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES
UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR
AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH
THE FOREGOING, THE GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY
APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT
AND NOT BEFORE A JURY AND THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED
BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING
HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                            [SIGNATURE PAGE FOLLOWS.]

                                       18

          IN WITNESS WHEREOF, the parties have duly executed this Guaranty
Agreement on the day and year first written above.

                                      PARENT GUARANTOR:

                                      AIRCASTLE INVESTMENT LIMITED, as Guarantor

                                      By: /s/ Mark Zeidman
                                          ------------------------------------
                                      Name: Mark Zeidman
                                            ----------------------------------
                                      Title: CFO
                                             ---------------------------------

                                       19

                                      AGENT:

                                      JPMORGAN CHASE BANK, N.A.,
                                      as Agent for the Lenders

                                      By: /s/ Matthew H. Massie
                                          ------------------------------------
                                      Name: Matthew H. Massie
                                            ----------------------------------
                                      Title: Managing Director
                                             ---------------------------------

                                       20